UNITED STATES OF AMERICA

                                     before the

                         SECURITIES AND EXCHANGE COMMISSION

In the Matter of

Northeast Utilities                            Quarterly
                                           Certificate as
                                           to Partial
                                          Consummation of
                                     Transaction $350 Million
                                    NU Parent Credit Agreement


Berlin, Connecticut

File No. 70-8875

(Public Utility Holding Company Act of 1935)


	Pursuant to the Public Utility Holding Company Act of 1935 and Rule
24(a)
thereunder, Northeast Utilities hereby certifies that it maintains a $350 Million Credit Agreement dated November 19, 1999 with Union Bank of California, as Administrative Agent.

	 As of September 30, 2000, Northeast Utilities had $163,000,000 outstanding for this facility.

Dated: September 30, 2000

                                 Northeast Utilities



                              /s/Randy A. Shoop
                              Assistant Treasurer - Finance